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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 23, 2002



                            APW LTD. (n/k/a BQX LTD.)
             (Exact name of Registrant as specified in its charter)


         Bermuda                    1-15851                      04-2576375
(State or other jurisdiction    (Commission File              (I.R.S. Employer
     of incorporation)              Number)                  Identification No.)


                                 Clarendon House
                                 2 Church Street
                                 P.O. Box HM 666
                             Hamilton HM CX Bermuda

                        N22 W23685 Ridgeview Parkway West
                         Waukesha, Wisconsin 53188-1013

               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code:(262) 523-7600




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Item 1.  Change in Control of the Registrant

As was previously reported and is more fully described in Item 3, APW Ltd., a Bermuda company currently in provisional liquidation ("APW Ltd."), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") on May 16, 2002, in the United States Bankruptcy Court for the Southern District of New York ("Bankruptcy Court") (Case No. 02-12335). The proceeding involved only APW Ltd., the Bermuda company, and Vero Electronics, Inc., a non-operating entity and subsidiary of APW Ltd. (Case No. 02-12334). All other subsidiaries of the Company were excluded from the proceeding and continue to conduct business with customers and suppliers in the ordinary course. The bankruptcy proceedings were jointly administered under Case No. 02-12334 (PCB).

Through July 30, 2002 APW Ltd. was operated as a debtor-in-possession. In accordance with terms of the Amended and Restated Joint Plan of Reorganization of APW Ltd. and Vero Electronics, Inc. (the "Plan"), the Bermuda Supreme Court entered an order on May 30, 2002 appointing Malcolm L. Butterfield and Philip W. Wallace as joint liquidators of APW Ltd. pursuant to the Bermuda Companies Act 1981. Messrs. Butterfield and Wallace accepted the appointment and became the joint liquidators of APW Ltd. on May 30, 2002 and on July 30, 2002 the Bermuda Supreme Court authorized actions contemplated by the Plan. The joint liquidators have the responsibility of winding-up the business of APW Ltd. As is consistent with Bermuda law, the joint liquidators do not own any securities of APW Ltd. On July 31, 2002, APW Ltd. emerged by effecting the Plan. We understand the JPLs will begin complete liquidation in the near future. No distribution to shareholders is expected.

Item 2.  Acquisition or Disposition of Assets.

On July 31, 2002, as part of the reorganization proceedings (as is more fully described under Item 3), APW Ltd. transferred all of its assets and selected liabilities not discharged to a newly formed entity, AWP Ltd., a Bermuda company ("AWP") based on the Plan that was approved by the Bankruptcy Court on July 23, 2002 with the Court Order entered July 24, 2002. A copy of the Plan is referenced as Exhibit 99.1 to this current report.

AWP was organized to serve as a successor to APW Ltd. and will carry on the business of APW Ltd. Prior to consummation of the Plan, the sole directors of AWP were Richard D. Carroll and Richard G. Sim. Mr. Carroll is the Vice President and Chief Financial Officer of the Company. Mr. Sim is the Chairman of the Board, President and Chief Executive Officer of the Company. The board of directors of AWP (as successor-in-interest to APW Ltd.) following consummation of the Plan currently consists of: Richard G. Sim, W. Peter Douglas, Christopher
S. Brothers, Stephen A. Kaplan, Michael P. Harmon, J. Richard Budd and Toni J. Smith.


                                       1

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Item 3.  Bankruptcy or Receivership.

On May 16, 2002, APW Ltd., a Bermuda company currently in provisional liquidation ("APW Ltd."), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York ("Bankruptcy Court") (Case No. 02-12335). The proceeding involved only APW Ltd., the Bermuda company, and Vero Electronics, Inc., a non-operating entity and subsidiary of APW Ltd. (Case No. 02-12334). All other subsidiaries of the Company were excluded from the proceeding and continue to conduct business with customers and suppliers in the ordinary course. The bankruptcy proceedings were jointly administered under Case No. 02-12334 (PCB).

On May 30, 2002, a proceeding (the "Bermuda Proceeding") was commenced pursuant to the Companies Act 1981 with respect to APW Ltd. in the Bermuda Supreme Court in connection with a winding-up petition. One of the purposes of the filing was the imposition of a statutory stay preventing third parties from continuing or taking actions against APW Ltd. in Bermuda. On May 30, 2002, the Bermuda court appointed Malcolm L. Butterfield of KPMG Bermuda and Philip W. Wallace of KPMG, London, England as joint provisional liquidators of APW Ltd. (or, as referred to herein, the JPLs) with limited supervisory powers. The appointment of the JPLs and the statutory stay enabled the JPLs to perform supervision and oversight of the management of APW Ltd. while reviewing the Plan with a view to its treatment of creditors. On July 22, 2002, the JPLs were granted various powers, including the power to authorize the sale of any business, operation, subsidiary, division or other significant asset of APW Ltd.

Confirmation of Plan of Reorganization

On July 23, 2002, the Bankruptcy Court issued an order (and entered the order on July 24, 2002) confirming APW Ltd.'s and Vero's Amended and Restated Plan of Reorganization dated June 19, 2002 (as modified, amended or supplemented, the "Plan"). APW Ltd. consummated the Plan on July 31, 2002. A copy of the original Plan was filed as Exhibit 99.2 in a Form 8-K dated May 1, 2002 and filed May 10, 2002 and a copy of the Amended and Restated Plan was filed as Exhibit 2.1 in a Form 8-K dated June 19, 2002 and filed July 9, 2002.

Pursuant to the terms of the Plan, approval of the JPLs appointed in the Bermuda Proceeding and the approval of the Bermuda Supreme Court were received and, on July 31, 2002, all of the assets and liabilities which were to be retained by APW Ltd. under the original Plan were transferred to AWP, including the right to use the name "APW Ltd.," which will be become the successor-in-interest to APW Ltd. Immediately after the consummation of the Plan, APW Ltd. changed its name to BQX Ltd. and AWP Ltd. changed its name to APW Ltd.

                                       2


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In addition, as of the effective date of the Plan, AWP (the successor-in-interest to APW Ltd.) issued under the Plan the following:

.. New Secured Notes in the aggregate principal amount of $100 million issued to its senior secured lenders,

.. 1,000,000 common shares of AWP (the successor-in-interest to APW Ltd.) (the "APW Common Shares") issued to its senior secured lenders which represent 100% of the outstanding common shares of AWP after the consummation of the Plan,

.. Warrants to purchase up to 60,606 APW Common Shares at an exercise price of $448.95 per share issued to the current equity holders of APW Ltd., and

.. Warrants to purchase up to 303,030 APW Common Shares at an exercise price of $0.02 per share issued to lenders under the Credit Facility (defined below).

As of July 29, 2002, there were approximately 40.8 million common shares of APW Ltd. outstanding. Under the Plan, holders of APW Ltd. common shares on July 31, 2002 received warrants representing the right to purchase 60,606 APW Common Shares as stated above and retained existing common shares in APW Ltd. APW Ltd. will be dissolved, liquidated or wound-up by JPLs in connection with a proceeding in Bermuda or otherwise pursuant to applicable Bermuda law. We understand the JPLs will begin complete liquidation in the near future. No distribution to shareholders is expected.

After the consummation of the Plan, AWP (as successor-in-interest to APW Ltd.) has 1,840,640 authorized common and preferred shares, par value $0.02 per share, of which 1,000,000 common shares are outstanding. All such 1,000,000 shares were issued as of the consummation of the Plan.

The board of directors of AWP (as successor-in-interest to APW Ltd.) after consummation of the Plan consists of: Richard G. Sim, W. Peter Douglas, Christopher S. Brothers, Stephen A. Kaplan, Michael P. Harmon, J. Richard Budd and Toni J. Smith.

In addition, the Plan provides for a new management incentive plan for issuance of options to purchase to key employees or the opportunity for such key employees to purchase 10% of the APW Common Shares on a fully diluted basis (or up to 151,515 shares).

This summary of the material terms of the Plan is qualified in its entirety by the full text of the Plan, which was attached as Exhibit 2.1 to APW Ltd.'s Form 8-K dated June 19, 2002 and filed July 9, 2002, and which is incorporated by reference into this Report.

As of July 23,2002, APW Ltd. had approximately $______ of assets and $______ of liabilities. [Insert balance sheet]

                                       3

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The Credit Facility

Concurrent with the Chapter 11 filing, APW Ltd. entered into a new $110 million debtor-in-possession credit facility ("Credit Facility") to provide for the payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. The Credit Facility requires that we maintain certain financial covenants and restrict liens, indebtedness, capital expenditures, dividend payments and sale of assets. We are currently in compliance with all Credit Facility financial covenants. At emergence from the Chapter 11 proceeding, the Credit Facility was extended until November 15, 2003 with respect to $90.0 million of the Credit Facility and May 15, 2004 with respect to $20.0 million of the Credit Facility.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           APW LTD. (n/k/a BQX LTD.)
                                           (Registrant)


Date: August 2, 2002                       By: /S/ Richard D. Carroll
                                              ---------------------------------
                                              Richard D. Carroll
                                              Vice President and Chief
                                              Financial Officer
                                              (Duly authorized to sign on behalf
                                              of the Registrant)


                                      S-1


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                            APW LTD. (n/ka/ BQX LTD.)
                               (the "Registrant")
                          (Commission File No. 1-15851)

                                  EXHIBIT INDEX
                                       to
                             FORM 8-K CURRENT REPORT
                          Date of Report: July 23, 2002


                                                      Incorporated
Exhibit                                                Herein By
Number              Description                       Reference To           Filed Herewith

99.1      Amended and Restated Joint Plan of     Exhibit 2.1 to the
          Reorganization of Vero Electronics     Registrant's Form 8-K
          Inc. and APW Ltd.                      dated June 19, 2002 and
                                                 filed July 9, 2002
99.2      U.S. Bankruptcy Court Order entered                                      X
          July 24, 2002

99.3      Bermuda Supreme Court Order entered                                      X
          July 30, 2002

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